UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2014

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation or Organization)

1-16525	11-2621692
(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Dr. Central Islip, New York 11722
(Address of Principal Executive Offices, Including Zip Code)

(631) 981-7081
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 18, 2014, the following proposals were submitted to the stockholders of CVD Equipment Corporation (the “Company”) at its annual meeting of stockholders: (i) to elect six (6) Directors to the Board of Directors to serve until the 2015 Annual Meeting of Stockholders; and (ii) to ratify the appointment of MSPC, Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accountants for the Company for the fiscal year ending December 31, 2014.

The following are the final vote results for each proposal.

(i) The Company’s stockholders elected each of the following six (6) directors to serve on Company’s Board of  Directors until their successors are duly elected and qualified by the following vote:

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Leonard A. Rosenbaum	2,436,290	6,083	2,507,038
Martin J. Teitelbaum	2,434,019	8,354	2,507,038
Conrad J. Gunther	2,307,605	134,768	2,507,038
Bruce T. Swan	2,272,262	170,111	2,507,038
Kelly S. Walters	2,256,376	185,997	2,507,038
Lawrence D. Firestone	2,384,369	58,004	2,507,038

(ii) The Company’s stockholders ratified the appointment of MSPC, Certified Public Accountants and Advisors, P.C. as the Company’s independent registered public accounting firm for the fiscal year 2014 by the following vote:

Votes For	Votes Against	Votes Withheld
4,921,987	16,209	11,215

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVD EQUIPMENT CORPORATION

Date: November 20, 2014	/s/ Leonard A. Rosenbaum
Name: Leonard A. Rosenbaum
Title: Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)